Exhibit 1


                         Carolina Power & Light Company
                           410 South Wilmington Street
                          Raleigh, North Carolina 27601


                                  April 4, 2001

Mellon Financial Markets, LLC
One Mellon Center Room 151-0475
Pittsburgh, PA 15258-0001

PNC Capital Markets, Inc.
249 Fifth Avenue, 26th Floor
Pittsburgh, PA  15222

         Re:      Carolina Power & Light Company Medium-Term Notes, Series D

Ladies and Gentlemen:

         Carolina Power & Light Company (the "Company") and Chase Securities Inc., First Union Securities, Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. (the "Agents") are parties to a Distribution Agreement dated June 30, 2000 (the "Distribution Agreement"), relating to the sale of the Company's Medium-Term Notes, Series D (the "Notes").

         Section 2 of the Distribution Agreement provides that the Company may accept offers to purchase Notes through an agent other than the Agents, without obtaining the consent of the Agents, provided that any such additional agents shall agree to be bound by and subject to all applicable provisions of the Distribution Agreement in respect of such issue and purchase of Notes (including the commission schedule set forth in Exhibit A thereto).

         Enclosed is a copy of the Distribution Agreement. As evidence of your agreement to be bound by and subject to the Distribution Agreement, as provided in the preceding paragraph, please execute all 5 enclosed copies of the signature page hereto, and return them to the Company using the enclosed, self-addressed and stamped envelope provided for this purpose, whereupon the Distribution Agreement will become a binding agreement between you and the Company in accordance with its terms.

         [The remainder of this page has been intentionally left blank. Signature page follows.]

Mellon Financial Markets, LLC
PNC Capital Markets, Inc.
April 4, 2001


                                [Signature page.]



                           Very truly yours,

                           CAROLINA POWER & LIGHT COMPANY


                           By:   /s/Thomas R. Sullivan
                                 --------------------------------
                                 Thomas R. Sullivan, Treasurer


Accepted and agreed:

MELLON FINANCIAL MARKETS, LLC


By:      /s/ David Diez
         --------------------
Name:     David Diez
Title:    Vice President


PNC CAPITAL MARKETS, INC.


By:      /s/ Robert W. Thomas
         --------------------
Name:   Robert w. Thomas
Title:  Managing Director